Exhibit 99.1

CONTACT

Doni Fordyce
L-1 Identity Solutions
203-504-1109
dfordyce@L1ID.com

L-1 Identity Solutions Announces Preliminary Results for Fourth Quarter and Full Year Ended December 31, 2009

STAMFORD, CT  — January 6, 2010  — L-1 Identity Solutions, Inc., (NYSE: ID), a leading provider of identity solutions and services, today announced preliminary results for the fourth quarter and full year ended December 31, 2009.

Based on a preliminary review of fourth quarter 2009 results, the Company expects revenue for the quarter ended December 31, 2009 of approximately $160.0 million and Adjusted EBITDA of $23.0 million - $25.0 million. The decrease from previously announced expectations of revenue between $180.0 million - $190.0 million and Adjusted EBITDA of $30.0 million to $35.0 million is due primarily to the delay in the award of an enterprise license with an existing U.S. customer. Less than anticipated revenues on an enrollment services program also contributed to the lower sales number.

“While we are disappointed with the preliminary results, we have achieved several important milestones in the fourth quarter and throughout 2009 that validate our strategic vision and position L-1 for success in 2010 and beyond,” said Robert V. LaPenta, Chairman, President and CEO of L-1 Identity Solutions.  “We expanded our enrollment services network to over 1,000 sites and processed in excess of two million people in 2009.  In secure credentialing we won 16 State driver’s license contracts and introduced new solutions and value-added services including self-service kiosks that we believe provide exciting potential as additional States begin to implement these systems. The biometrics division performed well, we continue to see new opportunities for our HIIDE, and our software is the standard for Department of Defense biometric database requirements. We also were successful on a number of domestic and international opportunities that we expect to announce once contractual terms are finalized, totaling approximately $80 million.”

For the full-year ended December 31, 2009, revenue is expected to be approximately $650.0 million, down from the previously anticipated range of $670.0 million - $680.0 million. The Company expects Adjusted EBITDA to be between $95.0 million - $97.0 million versus $102.0 million - $107.0 million.  The Company expects to end the year with $1.3 billion in backlog.

Preliminary expectations provided for the full year ending December 31, 2010 remain unchanged at revenue of between $750.0 million - $775.0 million and Adjusted EBITDA of approximately $110.0 million - $120.0 million.

LaPenta concluded, “Our strategic goals and objectives in 2010 will be to perform on programs in backlog, win new domestic and international programs and explore strategic alternatives to enhance shareholder value.”

Conference Call Information

The Company will host a conference call with the investment community regarding this news beginning at 5:00 p.m. (ET) today. The conference call will be available live over the Internet at the investor relations section of the L-1 website at www.L1ID.com.   To listen to the conference call, please dial (888) 562-3356 using the passcode 49650623. For callers outside the U.S., please dial (973) 582-2700 with the passcode 49650623. A recording of the conference call will be available starting two hours after the completion of the call. To access the replay, please dial (800) 642-1687 and use passcode 49650623. To access the replay from outside the U.S., dial (706) 645-9291 and use passcode 49650623.

About L-1 Identity Solutions

L-1 Identity Solutions, Inc. (NYSE: ID) protects and secures personal identities and assets. Its divisions include Biometrics, Secure Credentialing and Enterprise Access solutions, as well as Enrollment and Government Consulting services.  With the trust and confidence in individual identities provided by L-1, international governments, federal and state agencies, law enforcement and commercial businesses can better guard the public against global terrorism, crime and identity theft fostered by fraudulent identity. L-1 Identity Solutions has more than 2,200 employees worldwide and is headquartered in Stamford, CT. For more information, visit www.L1ID.com.

Footnotes and Defined Terms

Adoption of New Accounting Standards

As disclosed in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 21, 2009, the Company adopted the standard “Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion” (Including Partial Cash Settlement) effective January 1, 2009. As required by that standard, its provisions were applied retroactively to all prior periods which resulted in an increase of the previously reported net loss for the year ended December 31, 2008 to $551.6 million or ($7.12) per share from a net loss of $548.7 million or ($7.08) per share and an increase of the previously reported net loss for the three months ended December 31, 2008 to $549.6 million or ($6.56) per share from a net loss of $548.8 million or ($6.55) per share.

Adjusted EBITDA

L-1 Identity Solutions uses Adjusted EBITDA as a non-GAAP financial performance measurement. Adjusted EBITDA is calculated by adding back to net income (loss) interest, income taxes, impairments of long-lived assets and goodwill, depreciation, amortization, stock-based compensation expense, including retirement plan contributions settled, or to be settled, in common stock. Adjusted EBITDA is provided to investors to supplement the results of operations reported in accordance with GAAP. Management believes Adjusted EBITDA is useful to help investors analyze the operating trends of the business and to assess the relative underlying performance of businesses with different capital and tax structures. Management believes that Adjusted EBITDA provides an additional tool for investors to use in comparing L-1 Identity Solutions financial results with other companies that also use Adjusted EBITDA in their communications to investors. By excluding non-cash charges such as impairments of long-lived assets and goodwill, amortization, depreciation and stock-based compensation, as well as non-operating charges for interest and income taxes, investors can evaluate the Company's operations and can compare its results on a more consistent basis to the results of other companies. Management also uses Adjusted EBITDA to evaluate potential acquisitions, establish internal budgets and goals, and evaluate performance of its business units and management.

L-1 Identity Solutions considers Adjusted EBITDA to be an important indicator of the Company's operational strength and performance of its business and a useful measure of the Company's historical and prospective operating trends. However, there are significant limitations to the use of Adjusted EBITDA since it excludes interest income and expense, impairments of long lived assets and goodwill, stock based compensation expense, including retirement plan contributions settled, or to be settled, in common stock and income taxes, all of which impact the Company's profitability, as well as depreciation and amortization related to the use of long term assets which benefit multiple periods. L-1 Identity Solutions believes that these limitations are compensated by providing Adjusted EBITDA only with GAAP net income (loss) and clearly identifying the difference between the two measures. Consequently, Adjusted EBITDA should not be considered in isolation or as a substitute for net income (loss) presented in accordance with GAAP. Adjusted EBITDA as defined by the Company may not be comparable with similarly named measures provided by other entities. A reconciliation of Adjusted EBITDA to GAAP net income or loss is not included since it is not practical to obtain such information without unreasonable effort.

Forward Looking Statements

This news release contains forward-looking statements that involve risks and uncertainties. Forward-looking statements in this press release and those made from time to time by L-1 Identity Solutions through its senior management are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company's current views based on management's beliefs and assumptions and information currently available. The Company’s preliminary results provided in this press release are subject to completion of the Company’s year-end financial review process.   Forward-looking statements concerning future plans or results are necessarily only estimates, and actual results could differ materially from expectations. Certain factors that could cause or contribute to such differences include, among other things, the ability of the Company to successfully obtain delayed awards,  the availability of government funding for L-1's products and solutions, the unpredictable nature of working with federal, state and local government customers, and global financial economic and political conditions. Additional risks and uncertainties are described in the Securities and Exchange Commission filings of L-1 Identity Solutions, including its Form 10-K for the year ended December 31, 2008 and its Form 10-Q for the quarter ended September 30, 2009. L-1 Identity Solutions expressly disclaims any intention or obligation to update any forward-looking statements.

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